EXHIBIT 10.16.12


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                            DATED 31ST DECEMBER 2004
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                UPS CAPITAL GLOBAL TRADE FINANCE CORPORATION (1)
                                   (AS LENDER)

                                       AND

                           TARRANT COMPANY LIMITED (2)
                                       AND
                               MARBLE LIMITED (3)
                                       AND
                         TRADE LINK HOLDINGS LIMITED (4)
                                 (AS BORROWERS)

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                                 LOAN AGREEMENT
                         RELATING TO A US$5,000,000 LOAN

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                              BARLOW LYDE & GILBERT
                   SUITE 1901, 19TH FLOOR, CHEUNG KONG CENTER
                             2 QUEEN'S ROAD CENTRAL
                                    HONG KONG

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


THIS AGREEMENT is made the 31st day of December, 2004


BETWEEN:

(1)      UPS CAPITAL GLOBAL TRADE FINANCE CORPORATION (the "LENDER");

(2) TARRANT COMPANY LIMITED a company incorporated in Hong Kong under company number 163310 with its registered office at 13th Floor, Lladro Centre, 72-80 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong
         ("TARRANT");

(3) MARBLE LIMITED a company incorporated in Hong Kong under company number 399753 with its registered office at 13th Floor, Lladro Centre, 72-80 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong ("MARBLE"); and

(4) TRADE LINK HOLDINGS LIMITED a company incorporated in Hong Kong under company number 592076 with its registered office at 13th Floor, Lladro Centre, 72-80 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong ("TRADE LINK").


WHEREAS:

(A) Under the provisions of the Facility Agreement, the Lender has made available to the Borrowers a trade finance facility, under which the Existing Indebtedness is currently outstanding and payable by the Borrowers to the Lender.

(B) The Borrowers have requested the Lender to advance a two-year term loan in the amount of US$5,000,000 for the purposes of reducing the amount of the Existing Indebtedness, and the Lender has agreed to make such advance upon and subject to the terms and conditions set out in this Agreement.


1.       INTERPRETATION

1.1 In this Agreement, unless the context requires otherwise, the following words and expressions have the following meanings:

         "ASSIGNMENT OF NOTES"      the  assignment of notes  executed as of the
                                    date hereof by Tarrant Luxembourg in favour of the Lender, in respect of the benefit of two promissory notes made by Kamel Nacif
                                    Borge in favour  of  Tarrant  Mexico,  S. de
                                    R.L. de C.V. in the sums of US$2,550,000 and US$1,360,000 respectively, the benefit of each of which has been assigned to Tarrant
                                    Luxembourg;

         "AUDITORS"                 Grant  Thornton,  LLP,  or any other firm of
                                    accountants of similar standing  selected by
                                    the  Borrowers  and   satisfactory   to  the
                                    Lender;


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


         "BORROWERS"                Tarrant,   Marble   and   Trade   Link   and
                                    "BORROWER" means any of them;

         "BUSINESS DAY"             a day  (excluding  Saturday)  on which banks
                                    are open for business in Hong Kong;

         "COMPANIES ORDINANCE"      the Companies  Ordinance  (Chapter 32 of the
                                    Laws of Hong Kong);


         "CONTINUING SECURITY       (i)      the Syndicated  Composite Guarantee
         DOCUMENTS"                          and Debenture,

                                    (ii)     the Tarrant  Luxembourg Charge over
                                             Shares, and

                                    (iii)    the  Intercreditor   Agreement,  in
                                             each case as  amended  or  modified
                                             from time to time;

         "D/AS"                     any Documents against  Acceptance which have
                                    been   financed  by  the  Lender  under  the
                                    Facility Agreement;

         "DEFAULT"                  an Event of Default or any condition, act or
                                    event  which  (with the  giving  of  notice,
                                    lapse of time, making of any  determination,
                                    fulfilment   of   any   condition   or   any
                                    combination of any of the foregoing) may become an Event of Default;

         "DEFAULT INTEREST PERIOD"  the meaning given to it in Clause 4.2;

         "ENVIRONMENTAL             any authorisation, permit, licence, consent,
         AUTHORISATION"             registration  or other approval  required by
                                    or pursuant to any Environmental Law;

         "ENVIRONMENTAL LAWS"       all applicable laws,  regulations,  codes of
                                    practice,   circulars,   statutory   guides,
                                    guidance notes and the like (whether in Hong
                                    Kong,  the  United  States  or in any  other
                                    jurisdiction  in which any Borrower  carries
                                    on its  business  or in which its assets may
                                    be  situated)   relating  to  contamination,
                                    human  health,  safety  or  the  environment
                                    including but not limited to those  relating
                                    to  waste,  nuisance,   health  and  safety,
                                    noise,   packaging   or   the   manufacture,
                                    processing,   use,   handling,    treatment,
                                    storage,  labelling,   recovery,  recycling,
                                    transport    or   disposal   of    Hazardous
                                    Substances;

         "EVENT OF DEFAULT"         any  event  or  circumstance   specified  in
                                    Clause 9.1;

         "EXISTING INDEBTEDNESS"    the total  aggregate  amount of indebtedness
                                    which  is  outstanding  and  payable  by the
                                    Borrowers  to the Lender (in its capacity as
                                    the  Agent  (as  defined  in  the   Facility
                                    Agreement) and the Issuer (as defined in the
                                    Facility   Agreement)   under  the  Facility
                                    Agreement)  and the Banks (as defined in the
                                    Facility   Agreement)   under  the  Facility
                                    Agreement as at the date of this Agreement, in the sum of US$19,956,051.84;


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


         "FRI" Fashion Resource (TCL), Inc., a company incorporated under the laws of the state of California in the United States of America with its registered office at 3151 East Washington Boulevard, Los Angeles, Ca 90023, USA;

         "FACILITY AGREEMENT"       the  syndicated  letter of  credit  facility
                                    agreement entered into on 13th June 2002 by and between the Borrowers and the Lender (in its capacity as the Agent and the Issuer thereunder), as amended by nine deeds of variation entered into on 26th February
                                    2003,  19th May 2003,  2nd June  2003,  18th
                                    June 2003,  23rd December  2003,  17th March
                                    2004, 5th May 2004,  17th June 2004 and 29th
                                    October 2004 and as further amended by the Tenth Deed of Variation, pursuant to which the Lender agreed, inter alia, to make available to the Borrowers a facility for the issue of letters of credit, upon the terms and subject to the conditions set out therein;

         "FINANCE DOCUMENTS"        this Agreement,  the Security  Documents and
                                    any other agreement,  deed, notice, document
                                    or certificate  entered into by any Borrower
                                    pursuant  thereto or otherwise in connection
                                    therewith,   in  each  case  as  amended  or
                                    modified from time to time;

         "FINANCIAL STATEMENTS"     any  financial  statements  required  to  be
                                    delivered  to the Lender  pursuant to Clause
                                    9.4.1 and complying with the provisions of Clause 9.5;

         "FINANCIAL YEAR"           any period of twelve  months  ending on 31st
                                    December;

         "FISCAL QUARTER"           each and  every  period  of  three  calendar
                                    months  during  the term of this  Agreement,
                                    comprising:
                                    (a)      1st  January  to 31st  March  (both
                                             dates inclusive);
                                    (b)      1st April to 30th June (both  dates
                                             inclusive);
                                    (c)      1st  July to 30th  September  (both
                                             dates   inclusive);   or
                                    (d)      1st October to 31st December  (both
                                             dates inclusive);

         "FLOTATION"                the  inclusion  of any part of the  ordinary
                                    share capital of any Parent or any Borrower on any recognised investment exchange;

         "GAAP"                     (a)      in  respect of  provisions  in this
                                             Agreement  that  apply  only to the
                                             Borrowers,    generally    accepted
                                             accounting  principles and policies
                                             in Hong Kong consistently  applied;
                                             and


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


                                    (b)      in  respect of  provisions  in this
                                             Agreement  that apply either to (i)
                                             TAG;  or (ii)  TAG  and  all  other
                                             members   of   the   Group   on   a
                                             consolidated    basis,    generally
                                             accepted accounting  principles and
                                             policies  in the  United  States of
                                             America consistently applied;

         "GMAC" GMAC Commercial Finance LLC, a limited liability company incorporated under the laws of New York in the United States of America (as successor by merger with GMAC Commercial Credit LLC);

         "GROUP" at any time, TAG and all TAG's Subsidiaries (and member of the Group shall be construed accordingly);

         "HK DOLLARS" or "HK$"      Hong Kong  dollars,  the lawful  currency of
                                    Hong Kong;

         "HAZARDOUS SUBSTANCE"      any radioactive emissions and any natural or
                                    artificial  substance  (whether  in solid or
                                    liquid  form  or in  the  form  of a gas  or
                                    vapour and whether  alone or in  combination
                                    with any other substance) capable of causing
                                    harm to the  environment,  human  health  or
                                    welfare  or  to  any   organism,   including
                                    (without limitation) any type of waste or any form of energy;

         "HONG KONG"                the Hong Kong Special  Administrative Region
                                    of the People's Republic of China;

         "INTERCREDITOR AGREEMENT"  an  amended   and   restated   intercreditor
                                    agreement  entered into as of 13th  December
                                    2004 by and between GMAC,  the Lender,  TAG,
                                    FRI, Tag Mex, Inc., United Apparel Ventures,
                                    LLC.,  Private Brands,  Inc., and No! Jeans,
                                    Inc.,   setting   out  the   terms   of  the
                                    relationship between the parties thereto regarding, inter alia, the security granted by certain of the parties thereto to each of GMAC and the Lender;

         "INTEREST PERIOD"          has the  meaning  ascribed  to it in  Clause
                                    4.1.3;

         "LOAN"                     has the  meaning  ascribed  to it in  Clause
                                    2.1;

         "MANAGEMENT ACCOUNTING     each  period  of one  calendar  month in any
         PERIOD"                    year;

         "MANAGEMENT ACCOUNTS"      the   unaudited   but    consolidated    and
                                    consolidating management accounts of each of the Parents and the Borrowers in respect of each successive Management Accounting Period required to be delivered to the Lender pursuant to Clause 9.4.2;


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


         "NEW SECURITY DOCUMENTS"   (i) the guarantee  agreement entered into as
                                    of the  date  hereof  by Mr  Gerard  Guez in
                                    favour  of the  Lender;  (ii) the  guarantee
                                    agreement entered into as of the date hereof
                                    by Mr Max  Azria in  favour  of the  Lender;
                                    (iii) the guarantee  agreement  entered into
                                    as of the date  hereof  by FRI in  favour of
                                    the Lender and TAG in favour of the  Lender;
                                    (iv) the  guarantee  entered  into as of the
                                    date hereof by Tarrant  Luxembourg in favour
                                    of  the   Lender;   (v)  the  Stock   Pledge
                                    Agreement; and (vi) the Assignment of Notes, in each case as amended or modified from time to time;

         "ORIGINAL FINANCIAL        the  financial  statements of TAG, the Group
         STATEMENTS"                and the  Borrowers  for the  Financial  Year
                                    ending 31st December 2003;

         "PARENTS"                  TAG and  Tarrant  Luxembourg,  and  "PARENT"
                                    means either of them;

         "PERMITTED ENCUMBRANCE"    any   encumbrance   permitted  under  Clause
                                    10.3.1;

         "PERMITTED INDEBTEDNESS"   any  indebtedness   permitted  under  Clause
                                    10.3.3;

         "RELEVANT ACCOUNTING       the meaning given to it in Clause 9.6;
         INFORMATION"

         "SALE" in relation to any Borrower, any transaction pursuant to which a person (or persons acting in concert) obtains control of the relevant Borrower (other than those persons having control of the relevant Borrower immediately after the date of this Agreement) or in terms of which all or substantially all of the assets of the relevant Borrower, or of the Borrowers as a whole, are transferred to such person;

         "SECURITY DOCUMENTS"       collectively    the   Continuing    Security
                                    Documents and the New Security Documents, in each case as amended or modified from time to time;

         "STOCK PLEDGE AGREEMENT"   the stock  pledge  agreement  executed as of
                                    the date hereof by Mr Gerard Guez in favour of the Lender in respect of his shares in TAG;

         "SUBSIDIARY"               a subsidiary  as that term is defined in the
                                    Companies Ordinance;

         "SYNDICATED COMPOSITE      a   syndicated   composite   guarantee   and
         GUARANTEE AND DEBENTURE"   debenture  entered  into on 13th  June  2002
                                    between the Borrowers and the


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


                                    Lender (in its capacity as Security Trustee thereunder);

         "TAG" Tarrant Apparel Group, a company incorporated under the laws of the state of California in the United States of America with its registered office at 3151 East Washington Boulevard, Los Angeles, Ca 90023, USA;

         "TARRANT LUXEMBOURG"       Tarrant  Luxembourg  Sarl (formerly known as
                                    Machrima Luxembourg International S.a.r.l.),
                                    a  company   existing   under  the  laws  of
                                    Luxembourg with its registered office at 7, Parc d'Activite Syrdall, L-5365 Munsbach;

         "TARRANT LUXEMBOURG        the charge over shares  executed on February
         CHARGE OVER SHARES"        26, 2003, by Tarrant Luxembourg in favour of
                                    the  Lender  (in its  capacity  as  Security
                                    Trustee thereunder) in respect of its shares in Tarrant;

         "TENTH DEED OF VARIATION"  the Tenth Deed of  Variation to the Facility
                                    Agreement   (in  such  form  and  with  such
                                    contents as are satisfactory to the Lender) the execution of which by each of the Borrowers is a condition precedent to the Loan as is referred to in Clause 3.1.3;

         "US DOLLARS" or "US$"      United States  dollars,  the lawful currency
                                    of the United States of America; and

         "WARRANTIES"               the  representations  and warranties set out
                                    in Clause 8 and "WARRANTY" means any one of them.


1.2 References to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification).

1.3 References herein to "RECITALS", "CLAUSES" and "SCHEDULES" are to recitals and clauses in and schedules to this Agreement unless the context requires otherwise and the Schedules to this Agreement shall be deemed to form an integral part of this Agreement.

1.4 The expressions the "LENDER" and the "BORROWERS" shall, where the context permits, include their respective successors and permitted assigns.

1.5 The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.6 Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

1.7 The obligations of the Borrowers under this Agreement are joint and several.


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


2.       THE LOAN

2.1 Subject to the provisions of this Agreement, the Lender shall lend to the Borrowers and the Borrowers shall borrow from the Lender the sum of US$5,000,000 (the "LOAN") upon and subject to the terms and conditions set out in this Agreement.

2.2 Forthwith upon the satisfaction of the conditions precedent set forth in Clause 3.1, the Lender shall give a written notice to the Borrowers whereupon:-

         2.2.1 the Loan shall forthwith be deemed to have been advanced by the Lender to the Borrowers (receipt of which shall be deemed to have been acknowledged by the Borrowers, and the Lender shall be under no further obligation to pay any further amount to the Borrowers in respect of the Loan); and

         2.2.2 the outstanding aggregate amount due and payable by the Borrowers to the Lender in respect of D/As immediately prior to the date of this Agreement shall be deemed to be reduced by the sum of US$5,000,000, thereby reducing the Existing Indebtedness by the sum of US$5,000,000.

3.       CONDITIONS PRECEDENT

3.1 The Lender's obligations to advance the Loan to the Borrowers is conditional upon satisfaction of the following conditions precedent:-

         3.1.1 the execution and delivery by each of the Borrowers of this Agreement and all documents in connection with or incidental to the Loan;

         3.1.2 the execution and delivery of the Tenth Deed of Variation by each of the Borrowers;

         3.1.3 the execution and delivery of an Amendment Agreement to the Tarrant Luxembourg Charge over Shares by Tarrant Luxembourg, pursuant to which Tarrant Luxembourg shall agree and acknowledge that the obligations of Tarrant Luxembourg under the Finance Documents to which it is a party shall be deemed to be included in the definition of "Secured Obligations" under the Tarrant Luxembourg Charge over Shares;

         3.1.4 the execution and delivery of an Amendment Agreement to the Syndicated Composite Guarantee and Debenture by each of the Borrowers, pursuant to which the Borrowers shall agree and acknowledge that the obligations of the Borrowers under this Agreement shall be deemed to be included in the definition of "Secured Obligations" under the Syndicated Composite Guarantee and Debenture

         3.1.5 the execution and delivery of each of the New Security Documents by each of the parties thereto;


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         3.1.6    the  due  payment  by the  Borrowers  of any  amounts  due and payable to the Lender in respect of D/As in excess of the sum of US$5,000,000; and

         3.1.7 such other documentation as may be reasonably required by the Lender or the Lender's legal counsel.

3.2 If the foregoing conditions are not satisfied, or waived by the Lender, by 31st December 2004 this Agreement shall terminate and be of no further force or effect and no party shall have any claim against the other party.

3.3 Following the date upon which the Loan is advanced by the Lender to the Borrowers under and in accordance with Clauses 2.1 and 2.2 (the "CLOSING DATE"), the Borrowers shall deliver, or shall cause and procure that there shall be delivered, to the Lender:-

         3.3.1 a US legal opinion in respect of each of TAG and FRI, and a Hong Kong legal opinion in respect of each of the Borrowers, in each case in form and substance satisfactory to the Lender and given by such counsel as are satisfactory to the Lender, within thirty (30) days of the Closing Date;

         3.3.2 certified true copies of resolutions of each of the Borrower's board of directors authorising the acceptance of the Loan on the terms of this Agreement within seven (7) days of the Closing Date; and

         3.3.3 loan certificates duly executed by each of TAG, FRI, Tarrant Luxembourg and each of the Borrowers, in each case in form and substance satisfactory to the Lender, within seven (7) days of the Closing Date.

4.       INTEREST

4.1 The Borrowers shall pay interest on the aggregate principal amount of the Loan for the time being outstanding in accordance with the following terms:-

         4.1.1 The rate of interest applicable to the Loan for each Interest Period (as defined in Clause 4.1.3) shall be the aggregate of :-

                  (a) the interest rate published under the "Money Rates" section of THE WALL STREET JOURNAL (on each day on which it is published) as the "prime rate" on the first day of that Interest Period, as such rate may change from time to time; provided, however, that if THE WALL STREET JOURNAL shall cease to publish such rate (or itself ceases to be published), then the interest rate shall be the highest among the prime, base or equivalent rates then publicly announced by Bank of America, N.A., JPMorgan Chase Bank and Wachovia Bank, National Association (or their respective successors-in-interest) from time to time and in force on the first day of that Interest Period; and

                  (b)      two percent (2%) per annum;

         4.1.2 Interest shall accrue from day to day, and shall be calculated on the basis of the actual number of days elapsed and a 360 day year, including the first day


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                  of the period  during which it accrues but excluding the last, and shall be paid in arrears on the last day of each Interest Period; and

         4.1.3 Each interest period shall be a period of one (1) calendar month (each an "INTEREST PERIOD") provided that:

                  (a) the first Interest Period shall commence on the date upon which the Loan is made, and shall end on February 1, 2005;

                  (b) each Interest Period (except the first Interest Period) shall commence on the last day of the preceding Interest Period applicable to the Loan;

                  (c) any Interest Period which would otherwise end on a non-Business Day shall instead end on the next following Business Day or, if that Business Day is in another calendar month, on the immediately preceding Business Day;

                  (d) if any Interest Period commences on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the following calendar month, that Interest Period shall, subject to Clause 4.1.3(e), end on the last Business Day of such later calendar month; and

                  (e) any Interest Period which would otherwise extend beyond the date on which the Loan is repaid in full shall instead end on such date.

4.2 If any Borrower does not pay any sum payable by it under this Agreement on its due date in accordance with the provisions of Clauses 4.1, 5,
         6.2 or 11.2 or if any sum due and payable by any Borrower under any judgment of any court in connection with this Agreement is not paid on the date of such judgment, it shall pay interest on the balance for the time being outstanding (such balance being referred to in this Agreement as the "UNPAID SUM") for the period beginning on such due date or, as the case may be, the date of such judgment, in accordance with the provisions of this Clause 4.2:-

         4.2.1 Interest under this Clause 4.2 shall be calculated by reference to successive periods of one month (each a "DEFAULT INTEREST PERIOD"), each of which (other than the first, which shall begin on the due date for payment or, as the case may be, the date of judgment as referred to in Clause 4.2) shall begin on the last day of the preceding period;

         4.2.2 The rate of interest applicable to an unpaid sum from time to time during each Default Interest Period relating to that unpaid sum shall be the rate per annum which is the greater of
                  (a) two and one-half percent 2.5% per annum above the rate of interest rate set forth in Clause 4.1.1 and (b) ten percent (10%) per annum; and

         4.2.3 Any interest accrued due under Clause 4.2.2 in respect of an unpaid sum shall be due and payable and shall be paid by the relevant Borrower at the end of the Default Interest Period by reference to which it is calculated or on


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


                  such other date as the Lender may specify by written notice to the relevant Borrower. If not paid on the due date, the interest shall be added to and form part of the unpaid sum on which interest shall accrue and be payable in accordance with the provisions of this Clause 4.2 to the extent permitted by law.

5.       REPAYMENT AND PREPAYMENT

5.1 Save where otherwise provided in this Agreement, and in addition to the payments to be made under Clause 4.1.2, the Borrowers shall repay the Loan in 24 equal monthly instalments of US$208,333.33 each (save that the final instalment shall be in the sum of US$208,333.41) The first such instalment will be paid by the Borrowers to the Lender on the last day of the first Interest Period, and each successive instalment will be paid by the Borrowers to the Lender on the last day of each successive Interest Period.

5.2 The Borrowers may, at any time, prepay the whole or any part of the Loan on any Business Day. Any such prepayment shall be applied in reducing the repayment instalments under Clause 5.1 in inverse order of maturity. The Borrowers shall be bound to prepay the amount of the prepayment so notified in accordance with such notice. Any such prepayment must be accompanied by the payment of all accrued interest on the amount prepaid and all other payments due by the Borrowers to the Lender in respect thereof. The Borrowers may not repay or prepay the Loan or any part thereof except as expressly provided in this Agreement and may not re-borrow any amount repaid or prepaid.

5.3 The Borrowers hereby agree with and undertake to the Lender that, in the event that any Borrower raises any finance or funding through or by means of any issuance of debt or equity to any person, the whole amount of the proceeds of such debt or equity issuance shall forthwith be used by such Borrower solely for the purposes of prepaying the whole or part of the Loan in accordance with the provisions of Clause 5.2.

6.       TAXES

6.1 All payments by the Borrowers under this Agreement shall be made without set-off or counterclaim, free and clear of any deduction or withholding of any kind. If the Borrowers are required by law to make any deduction or withholding from any such payment, whether on account of tax or otherwise, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Lender receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received had no deduction or withholding been made or been required to be made. The Borrowers shall promptly supply the Lender with evidence satisfactory to the Lender that the Borrowers have accounted to the relevant authority for any sum deducted or withheld.

6.2 Without prejudice to the provisions of Clause 6.1, if the Lender is required to make any payment on account of tax (other than tax on its overall net income) on or calculated by reference to the Loan and/or by reference to any sum received or receivable under this Agreement by the Lender (including, without limitation, any sum received or receivable under this Clause 6) or any liability in respect of any such payment is asserted, imposed, levied or assessed against the Lender, the Borrowers shall, upon demand of the Lender, promptly indemnify the Lender against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith.

7.       INCREASED COSTS AND ILLEGALITY

7.1 If, as a result of the introduction of, or any change in, any law, treaty or regulation (whether or not having the force of law) or its interpretation or application or compliance with any of the same (including, without limitation, those relating to taxation, reserve, special deposit, cash ratio, liquidity or capital adequacy requirements or any other banking or monetary controls) or with any request from or requirement (whether or not having the force of law) of any central bank or other fiscal, monetary or other authority:-

         7.1.1 the Lender suffers a cost or an increased cost as a result of it funding or maintaining the Loan under this Agreement; or

         7.1.2 any sum received or receivable by the Lender under this Agreement or the effective return to it is reduced or the Lender becomes liable to make any payment (other than tax on its overall net income) or foregoes any interest or other return on or calculated by reference to the amount of any sum received or receivable by it under this Agreement; or

         7.1.3 the Lender suffers a reduction in the rate of return on its overall capital below that which might reasonably have been anticipated at the date of this Agreement and which it would have been able to achieve but for having entered into and/or performing its obligations and/or funding or maintaining the Loan under this Agreement, the Borrowers will, from time to time, on demand indemnify the Lender for the full amount, as the case may be, of such cost, increased cost, reduction, reduction in return, liability or foregone interest or other return. Concurrently with its demand for indemnification, the Lender shall provide a certificate to the Borrowers calculating, with reasonable specificity, the amount for which Lender is seeking indemnification.

7.2 If, at any time, it is unlawful or contrary to any official directive or request of any central bank or other fiscal, monetary or other authority or impossible for the Lender to allow the Loan to remain outstanding then the Lender shall, promptly after becoming aware of the same, deliver to the Borrowers a certificate to that effect. If the Lender so requires, the Borrowers shall on such date as the Lender shall have specified repay the Loan together with accrued interest and all other amounts owing to the Lender under this Agreement.

8.       REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1 Each Borrower represents and warrants to and for the benefit of the Lender that, except as disclosed to and accepted by the Lender in writing:

         8.1.1 STATUS: each Borrower is a limited liability company duly incorporated or a corporation duly organised and validly existing and in good standing under the laws of its jurisdiction of incorporation having the power and authority to own its assets and to conduct the business and operations which it conducts or proposes to conduct;

         8.1.2 POWERS AND AUTHORITY: each of the Borrowers has full power and authority to enter into and perform each of the Finance
                  Documents to which it is or will be a party and any other document to be entered into by it pursuant hereto and has taken all necessary corporate or other action to authorise the execution, delivery and performance of each such Finance Document and each such other document;

         8.1.3 AUTHORISATIONS: all actions, conditions and things required by all applicable laws and regulations to be taken, fulfilled, obtained or done in order (i) to enable each of the Borrowers lawfully to enter into, exercise its rights under and perform and comply with its obligations under each of the Finance Documents to which it is or will be a party and any other document to be entered into pursuant hereto, (ii) to ensure that those obligations are valid, legally binding and enforceable in accordance with their respective terms and
                  (iii) to make each of the Finance Documents to which it is or will be a party and all such other documents admissible in evidence in Hong Kong and, if different, its jurisdiction of incorporation have been taken, fulfilled, obtained or done;

         8.1.4 NON-VIOLATION: the execution by each of the Borrowers of, and the exercise by each of the Borrowers of its rights and performance of or compliance with its obligations under, each of the Finance Documents to which it is a party does not and will not violate (i) any law or regulation to which it or any of its assets is subject or (ii), to an extent or in a manner which has or could have a material adverse effect on it, any agreement to which it is a party or which is binding on it or its assets or conflict with its constitutional documents and in particular will not cause any limit on the borrowing or other powers of any of the Borrowers or the exercise of such powers by its board of directors to be exceeded;

         8.1.5 OBLIGATIONS BINDING: the obligations of each of the Borrowers under each of the Finance Documents to which it is as party are legal, valid and binding and enforceable in accordance with their respective terms;

         8.1.6 LITIGATION: save as disclosed in writing to and agreed by the Lender prior to the date of this Agreement, no Borrower is involved or engaged in any litigation, arbitration or administrative proceedings (whether as plaintiff or defendant) nor, to the best of its knowledge is any such litigation, arbitration or administrative proceedings threatened, nor are there any circumstances likely to give rise to any such litigation, arbitration or proceedings;

         8.1.7 NO DEFAULT: no Borrower is in breach of or default under any agreement or arrangement or any statutory or legal requirement to an extent or in a manner which has or could have a material adverse effect on it or on any of the other Borrowers and no Event of Default has occurred and is continuing;

         8.1.8 PARI PASSU RANKING: each Borrower's payment obligations under each of the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally;

         8.1.9    EXISTING ENCUMBRANCES:  no encumbrance exists over the present
                  or  future  assets  of  any  Borrower   except  for  Permitted
                  Encumbrances;

         8.1.10 FUTURE ENCUMBRANCES: the execution by each of the Borrowers of each of the Finance Documents to which it is or will be a party and the exercise by each such Borrower of its rights and performance of or compliance with its obligations thereunder will not result in the existence of or oblige any Borrower to create any encumbrance over all or any of its present or future assets except for Permitted Encumbrances;

         8.1.11 FINANCIAL STATEMENTS: the Financial Statements of each of the Borrowers were prepared in accordance with GAAP and give a true and fair view of the financial condition of the Group at the date as of which they were prepared and the results of the Group's business and operations during the Financial Year then ended and disclose or reserve against all liabilities (contingent or otherwise) of each member of the Group as at that date and all unrealised or anticipated losses from any commitment entered into by each member of the Group and which existed on that date;

         8.1.12 INDEBTEDNESS: no Borrower has any indebtedness except for Permitted Indebtedness;

         8.1.13 ENVIRONMENTAL LAWS: no Borrower has breached any Environmental Law and no condition exists or act or event has occurred which could give rise to any breach of, or any liability of any kind under, any Environmental Law;

         8.1.14 ENVIRONMENTAL AUTHORISATIONS: each Borrower is in possession of all Environmental Authorisations required for the conduct of its business or operations (or any part thereof) and no Borrower has breached any of the terms or conditions of any such Environmental Authorisation;

         8.1.15 NOTICES OF ENVIRONMENTAL BREACHES: (i) no Borrower has received any summons, complaint, order or similar written notice that it is not in compliance with, or any public authority is investigating its compliance with, any Environmental Law or that it is or may be liable to any other person as a result of a potential or actual discharge of a Hazardous Substance and (ii) none of the present or past operations of any Borrower is the subject of any investigation by any public authority evaluating whether any remedial action is needed to respond to a potential or actual discharge of a Hazardous Substance;

         8.1.16 NO DEPOSIT OF HAZARDOUS SUBSTANCES: no Hazardous Substance has at any time been used, disposed of, generated, stored, transported, dumped, released, deposited, buried, discharged or emitted at, on, from or under any premises owned, leased, occupied or controlled by any Borrower;

         8.1.17 LIABILITY FOR ENVIRONMENTAL CLAIMS: no Borrower has entered into any negotiations or settlement agreements with any person (including, without limitation, any prior owner of its property) imposing material obligations or liabilities on it with respect to any remedial action in response to the potential or actual discharge of a Hazardous Substance or environmentally related claim;

         8.1.18 TAXES: each Borrower has filed all tax returns and other reports required to be filed and has paid all taxes due and payable by it and no material claims are being asserted with respect to taxes save for normal assessments;

         8.1.19 MATERIAL ADVERSE CHANGE: there has been no material adverse change in the financial condition of any Borrower since the date to which the most recent Financial Statements delivered to the Lender were made up nor in the consolidated financial condition, business, assets or operations of the Group since that date;

         8.1.20 INFORMATION: all information provided by any Borrower to the Lender from time to time in connection with this Agreement and all other Finance Documents was true and correct in all material respects as at its date or as at the date it was provided and did not at that date omit anything material and no adverse change has occurred since such date which renders any such information misleading in a material respect; in addition full disclosure has been made to the Lender prior to the date of this Agreement of all other facts in relation to the assets of the Borrowers as are material and ought properly to be made known to any person proposing to advance moneys or make facilities available to the Borrowers and to enable a true and correct view of such assets to be obtained and all expressions of expectation, intention, belief and opinion contained therein were correct in all material respects and honestly made on reasonable grounds after due and careful enquiry;

         8.1.21 INSURANCES: no Borrower has done or omitted to do or suffered anything to be done or not to be done which has or might render any policies of insurance taken out by it void or voidable and, to the best of its knowledge, information and belief, there are no circumstances which would or might give rise to any material claim under any such policies of insurance;

         8.1.22 BUSINESS CONSENTS: all necessary licences, consents and authorisations have been obtained by each Borrower for the carrying on of its business and operations as the same are currently carried on and are in full force and effect and there are no circumstances which indicate that any of such licences, consents and authorisations are likely to be revoked in whole or in part in the ordinary course of events the effect of which revocation would be likely to have a material adverse effect on any Borrower;

         8.1.23 DEDUCTIONS AND WITHHOLDINGS: no Borrower is required to make any deduction or withholding from any payment it may make under this Agreement or any other Finance Document;

         8.1.24 WINDING-UP: no Borrower has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of the Borrowers' knowledge and belief) threatened against any Borrower for its winding-up, dissolution or re-organisation (other than for the purposes of a bona fide solvent scheme of reconstruction or amalgamation previously approved in writing by the Lender) or for the appointment of a liquidator, receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets; and

         8.1.25 CONTROL: TAG is the direct or indirect legal and beneficial owner of not less than 100% of the equity share capital of each of FRI and Tarrant Luxembourg, and Tarrant Luxembourg is the direct legal and beneficial owner of not less than 100% of the equity share capital of Tarrant, and Tarrant is the direct legal and beneficial owner of not less than 100% of the equity share capital of each of Marble and Trade Link.

8.2 Each of the Warranties in Clause 8.1 will be correct and complied with on the date of this Agreement and will also be correct and complied with on each day from the date of this Agreement to the date on which all amounts due under this Agreement are fully repaid by the Borrowers as if repeated then by reference to the then existing circumstances.

9.       FINANCIAL CONDITION

9.1 MAINTENANCE OF BOOKS AND RECORDS: The Borrowers shall maintain, at all times, books, records and accounts which are complete and correct in all material respects and in relation to which timely entries are made of their transactions in accordance with GAAP. The Borrowers shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortisation of any property or asset and bad debts, all in accordance with GAAP.

9.2 ACCESS TO BOOKS AND ACCOUNTING RECORDS: The Borrowers shall without notice following the occurrence of a Default which is continuing, or otherwise upon receiving not less than forty-eight (48) hours' notice from the Lender at any reasonable time and by arrangement with the relevant Borrower, permit the Lender or any person authorised by the Lender to have access to its premises and accounting records and to make extracts from and take copies of its accounting records and to discuss any matter with any of its personnel and officers and make such enquiries as the Lender may reasonably require from time to time, the reasonable costs and expenses properly incurred thereby to be for the account of the relevant Borrower.

9.3 QUARTERLY FIELD AUDITS: Without limiting the generality of Clause 9.2, the Lender shall be entitled to conduct a quarterly field audit of the books and accounting records of any of the Borrowers, such field audits to be conducted at any time within the fourteen (14) day period following the end of each calendar quarter (namely 31st March, 30th June, 30th September and 31st December). Each of the Borrowers shall permit the Lender or any person authorised by the Lender to have access to its premises and accounting records and to make extracts from and take copies of its accounting records and to discuss any matter with any of its personnel and officers and make such enquiries as the Lender may reasonably require from time to time, the reasonable costs and expenses properly incurred thereby to be for the account of the relevant Borrower, provided that such costs and expenses in respect of each quarterly field audit conducted by the Lender shall not exceed, in aggregate for all three Borrowers, the sum of US$6,000 per audit, plus
         (i) all out of pocket expenses incurred by the Lender in relation to such audit, and (ii) (in the event that any work in relation to any such audit is carried out in the United States) an additional sum of US$750 per day for each person engaged or appointed by the Lender to undertake such work.

9.4 PROVISION OF FINANCIAL INFORMATION: Each of the Borrowers shall deliver to the Lender:

         9.4.1 FINANCIAL STATEMENTS: as soon as the same become available, but in any event within 100 days after the end of each Financial Year, the Financial Statements for each of the Parents and each Borrower for such Financial Year together with the statutory audited accounts of each other member of the Group for such Financial Year;

         9.4.2 MANAGEMENT ACCOUNTS: as soon as the same become available, but in any event within 45 days of the end of each Management Accounting Period, the Management Accounts for each of the Parents and each Borrower as at the end of and for that Management Accounting Period, and a consolidation of those Management Accounts showing the financial position for the Financial Year to date;

         9.4.3 COMPLIANCE CERTIFICATES: together with the delivery of the Management Accounts pursuant to Clause 9.4.2, a compliance certificate duly signed by one of its directors and its chief financial or accounting officer confirming that, at all times during the relevant Management Accounting Period, all the financial covenants set out in Clause 9.6 have been fully complied with;

         9.4.4 GENERAL INFORMATION: at the same time as sent to its shareholders or creditors generally, any circular, document or other written information sent to its shareholders or creditors as such;

         9.4.5 WEEKLY SALES REPORTS: on or before the close of business on Wednesday of each week, a sales report for the immediately preceding week, in such format and containing such information about the business and operations of each member of the Group as the Agent may from time to time specify; and

         9.4.6 OTHER INFORMATION: from time to time on the request of the Lender, such information about the business, operations and financial condition of each member of the Group as the Lender may reasonably require.

9.5      FINANCIAL  INFORMATION  -  BASIS  OF  PREPARATION:   Each  of  the
         Borrowers shall ensure that:

         9.5.1 TRUE AND FAIR VIEW: each set of Financial Statements delivered by it pursuant to Clause 9.4.1 is prepared using the same accounting principles and policies as were used in the preparation of the Original Financial Statements and gives a true and fair view of the financial condition of the relevant Parent or Borrower (as the case may be), and (in the case of the Parents) each member of the Group and the Group as a whole as at the end of the period to which those Financial Statements relate and of the result of their respective businesses and operations during such period; and

         9.5.2 AUDIT: each set of Financial Statements delivered by it pursuant to Clause 9.4.1 has been audited by its Auditors and each set of Management Accounts delivered by it pursuant to Clause 9.4.2 has been certified as being correct by the relevant Parent or Borrower (as the case may be), acting through its chief financial or accounting officer, subject to normal year-end adjustments.

9.6 FINANCIAL RATIOS: Each of the Borrowers shall ensure that, at all times, the financial condition of TAG and the Group (on a consolidated basis), measured on a quarterly basis, shall be such that Tangible Net Worth shall be not less than the following amounts on the following dates:

DATE                                                   TANGIBLE NET WORTH
----------------------------------------------------   -------------------------
31st December, 2004                                    US$22,000,000
----------------------------------------------------   -------------------------
31st March, 2005                                       US$22,000,000
----------------------------------------------------   -------------------------
30th June, 2005, and on the last date of each Fiscal   US$25,000,000
Quarter thereafter
----------------------------------------------------   -------------------------

         as calculated by reference to the accounting information (the "RELEVANT ACCOUNTING INFORMATION") most recently delivered under this Agreement being (i) the annual audited Financial Statements delivered under Clause 9.4.1 and (ii) each set of Management Accounts (as consolidated for the relevant Fiscal Quarter) delivered under Clause 9.4.2.

9.7 FINANCIAL RATIOS - DEFINITION OF TERMS: For the purposes of this Clause 9, the following terms shall have the following meanings:-

         9.7.1 TANGIBLE NET WORTH: means a sum equal to the aggregate amount, at the date (the "ACCOUNTING INFORMATION DATE") as of which the Relevant Accounting Information shall have been prepared and calculated by reference to the Relevant Accounting Information, of all assets (as that term is interpreted in accordance with GAAP consistently applied) of TAG and the Group (on a consolidated basis), but excluding:

                  (a) all assets that are properly classified under GAAP as intangible assets (as that term is interpreted in accordance with GAAP consistently applied) of TAG and the Group (on a consolidated basis); and

                  (b) moneys due and payable by Mr. Gerard Guez to TAG and the Group (on a consolidated basis),

                  less Total Liabilities.

         9.7.2    TOTAL   LIABILITIES:   means  the  aggregate   amount  of  all
                  liabilities of TAG and the Group (on a consolidated basis).

9.8      CHANGES IN BASIS OF  PREPARATION  OF RELEVANT  ACCOUNTING  INFORMATION:
         Where any Relevant Accounting Information to be delivered under Clause 9 has been prepared in a manner which is inconsistent with the accounting principles or policies in accordance with which the Original Financial Statements were prepared, whether as a result of any change in such principles or otherwise, the relevant Parent or Borrower (as the case may be) shall provide to the Lender a written explanation of any such inconsistency, together with details of its effects. If any such inconsistency would be likely to affect the ability of the Lender to satisfy itself from the information delivered as Relevant Accounting Information as to compliance with the provisions of Clause 9.6, the Lender shall have the right to adjust the financial ratios set out in Clause 9.6 or the relevant definitions set out in Clause 9.7 so as to reflect so far as is practicable the effect of any such change (provided that the effect of such adjustments, taking into consideration such change, shall not be such as to render the said financial ratios more onerous upon the relevant Borrower than as at the date of this Agreement).

10.      COVENANTS

10.1 DURATION: The undertakings in this Clause 10 shall remain in force from the date of this Agreement and so long as any amount is outstanding under this Agreement.

10.2     POSITIVE COVENANTS: Each Borrower undertakes that:

         10.2.1 CONSENTS: it will obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required by all applicable laws and regulations to enable it lawfully to enter into, perform and comply with its obligations under each of the Finance Documents to which it is or will be a party and any document to be entered into pursuant thereto or to ensure the legality, validity, enforceability or admissibility in evidence of such Finance Documents and each such document in Hong Kong and, if different, its jurisdiction of incorporation and any jurisdiction in which any of its assets may be situated;

         10.2.2 INSURANCE: it will maintain policies of insurance on and in relation to its business and assets with financially sound and reputable insurers acceptable to the Lender against such risks and to such extent as is usual for companies carrying on a business such as that carried on by each Borrower whose practice is not to self insure;

         10.2.3 COMPLIANCE WITH LAW: it will comply with all applicable laws and regulations including, without limitation, any applicable Environmental Law;

         10.2.4 CONDUCT OF BUSINESS: it has the right to conduct its business and operations as they are conducted in all applicable jurisdictions and will do all things necessary (including compliance with all terms and conditions of any licences and consents) to obtain, preserve and keep in full force and effect all rights, licences and authorisations (including, without limitation, all Environmental Authorisations) and consents as are necessary for the conduct of such business and operations;

         10.2.5 PAYMENT OF TAXES AND CLAIMS: it will duly and punctually pay and discharge (i) all taxes imposed upon it or its properties (save where the same are being contested in good faith and by appropriate proceedings and where adequate reserves are being maintained with respect thereto) and (ii) all lawful claims which, if unpaid, would by law become encumbrances upon any of its properties;

         10.2.6 NOTIFICATION OF DEFAULT: it will promptly notify the Lender in writing (in reasonable detail and setting out the action that is proposed to be taken in relation to it) of the occurrence of any Default and, as soon as reasonably practicable following receipt of a written request to that effect from the Lender, confirm to the Lender that, save as previously notified to the Lender or as notified in such confirmation, no Default has occurred;

         10.2.7 LITIGATION: it will promptly notify the Lender in writing (in reasonable detail and setting out the action that is proposed to be taken in relation to it) of the commencement of any litigation, arbitration or similar proceedings, or the service of any writ or other document in relation thereto, brought against any Borrower or Parent, and will keep the Lender fully informed of all material developments in the course of such litigation, arbitration or similar proceedings until its resolution or settlement;

         10.2.8 NOTIFICATION OF CROSS-DEFAULT: it will promptly notify the Lender in writing (in reasonable detail and setting out the action that is proposed to be taken in relation to it) if any financial indebtedness of :-

                  (i)      any Borrower of an amount in excess of US$50,000; or

                  (ii)     any Parent of an amount in excess of US$500,000,

                  due to any person (including without limitation GMAC), is not paid when due or is declared to be or otherwise becomes due and payable prior to its specified maturity or any creditor of any Borrower or Parent (including without limitation GMAC) becomes entitled to declare any such indebtedness due and payable prior to its specified maturity; and

         10.2.9 PARI PASSU RANKING: it will ensure that its obligations under each of the Finance Documents do and will at all times rank at least equally and rateably in all respects with all its other unsecured and unsubordinated obligations save for those obligations mandatorily preferred by any applicable law.

10.3     NEGATIVE COVENANTS: Each Borrower undertakes that:

         10.3.1 ENCUMBRANCES: it will not, without the prior consent of the Lender, create, agree to create or permit to subsist any encumbrance on or over its respective assets to secure any indebtedness of any person other than the following:

                  (a) any equipment rental leases or hire purchase agreements entered into by any Borrower in the ordinary course of business which in aggregate do not exceed the sum of US$500,000 in any particular year;

                  (b) any encumbrance on or over the assets of any Borrower subsisting at the date of this Agreement and agreed to by the Lender (including the security in favour of the Lender as specified or referred to in the Facility Agreement), provided that, except with the prior consent of the Lender, the principal, capital or nominal amount secured by any such encumbrance may not be increased beyond the maximum amount which may be secured by the relevant encumbrance at the date of this Agreement;

                  (c) liens arising solely by operation of law incurred in the ordinary course of business and not in connection with the borrowing of money, for sums not yet overdue;

                  (d) encumbrances arising out of title retention provisions in a supplier's standard conditions of supply (any such standard conditions to have been approved by the Lender) in respect of goods acquired by the relevant person in the ordinary course of trading; and

                  (e) any other encumbrance created or outstanding with the prior written consent of the Lender;

         10.3.2 DISPOSALS: without the prior consent of the Lender (which may be subject to, inter alia, the application of all proceeds of a disposal towards prepayment of the Loan in such manner as the Lender may reasonably require), it will not (whether by a single transaction or a number of related or unrelated transactions and whether at one time or over a period of time), sell, transfer, assign, lease out, lend or otherwise dispose of (whether outright, by a sale and repurchase or sale and leaseback arrangement or otherwise) any part of its assets (other than any sale of goods or services in the ordinary course of its business) having an aggregate value in excess of US$1 million in any one Financial Year;

         10.3.3 INDEBTEDNESS: it will not, without the prior consent of the Lender, incur or maintain any indebtedness other than:

                  (a)      indebtedness under the Finance Documents;

                  (b) suppliers' credit extended in the ordinary course of trading and on arms' length terms;

                  (c)      indebtedness   between   members   of  the  Group  as
                           disclosed to and permitted by the Lender;

                  (d)      loans from its major shareholders  (provided that all
                           such  loans  are   subordinated   to  the  Borrower's
                           indebtedness to the Lender);

                  (e)      indebtedness under the Facility Agreement; and/or

                  (f) indebtedness to DBS Bank (Hong Kong) Limited (formerly known as Dao Heng Bank) under (x) an export line of credit of up to HK$35,000,000, and (y) a temporary line of up to HK$2,700,000.

         10.3.4 LOANS AND GUARANTEES: it will not make any loans, grant any credit (save in the ordinary course of trading) or give any guarantee to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person (save as required pursuant to the Finance Documents) in excess of US$1 million in aggregate;

         10.3.5 CHANGE OF BUSINESS OR OPERATIONS: it will ensure that there is no material change in the nature of its business or operations (whether by a single transaction or a number of related or unrelated transactions, whether at one time or over a period of time and whether by disposal, acquisition or otherwise);

         10.3.6 ACCOUNTING REFERENCE DATE: it will not, without the prior approval of the Lender, change, and will procure that no other member of the Group changes, its accounting reference date;

         10.3.7 SUBSIDIARIES: save with the Lender's prior written consent, it will not, directly or indirectly, organise or acquire any Subsidiary (other than those in existence as at the date of this Agreement and which have been advised to the Lender in writing);

         10.3.8 NO ACQUISITIONS: save with the prior written consent of the Lender, it will not make any acquisitions, enter into any finance lease or any other commitment, or otherwise expend capital expenditure in any Financial Year of a value, or aggregate value for the Borrowers taken as a whole, in excess of US$2 million other than any budgeted capital expenditure which has been approved by the Lender;

         10.3.9 DISTRIBUTIONS: save with the prior written consent of the Lender and subject to due compliance and anticipated continued compliance, in the reasonable opinion of the Lender, with all financial ratios set out in Clause 9.6, it will not pay, make or declare any dividend or other distribution nor repay or permit to be repaid any unsecured loan stock or other subordinated indebtedness;

         10.3.10 SALE, FLOTATION, CONTROL: save with the prior written consent of the Lender, it will not enter into negotiations or arrangements for any Sale, Flotation or change of ownership;

         10.3.11 CHANGES IN CAPITAL STRUCTURE/JURISDICTION OF formation: it will not make any change in its capital structure or its jurisdiction of formation save where made in accordance with the Finance Documents or with the prior consent of the Lender, not to be unreasonably withheld; and

         10.3.12 CAPITAL EXPENDITURE: without the prior consent of the Lender, it will not (whether by a single transaction or a number of related or unrelated transactions and whether at one time or over a period of time), incur any capital expenditure with an aggregate value in excess of US$800,000 in any one Fiscal Quarter.

11.      EVENTS OF DEFAULT

11.1 The Loan and any unpaid interest shall immediately become due and payable, and the Lender may thereupon demand immediate repayment, if any of the following events (each an "EVENT OF DEFAULT") should occur:

         11.1.1 NON-PAYMENT: any Borrower does not pay when due any sum payable by it under this Agreement or any other Finance Document in the manner specified in the relevant Finance Document;

         11.1.2 FAILURE TO DELIVER DOCUMENTS: the Borrowers fail to deliver to the Lender any legal opinion, loan certificate or resolutions required to be delivered pursuant to Clause 3.3 in accordance with the time limits set out therein;

         11.1.3 BREACH OF REPRESENTATION OR WARRANTY: any representation or warranty made or deemed to be repeated by any Borrower in this Agreement or any other Finance Document or in any document delivered pursuant to it is not complied with or is or proves to have been incorrect or misleading when made or deemed to be repeated;

         11.1.4 BREACH OF UNDERTAKING: any Borrower fails duly to perform or comply with any obligation expressed to be assumed by it in Clauses 9 and 10;

         11.1.5 BREACH OF OTHER OBLIGATION: any Borrower fails duly to perform or comply with any other obligation expressed to be assumed by it in this Agreement or any other Finance Document, or any other person fails duly to perform or comply with any obligation expressed to be assumed by it in any Security Document to which it is a party, and such failure (if capable of remedy) is not remedied within fifteen days after the earlier of (i) the date upon which any such Borrower or other person (as the case may be) becomes aware of such default or
                  (ii) the date upon which the Lender has notified such Borrower or other person (as the case may be) of such default or if any such Finance Document or Security Document shall terminate (other than by the effluxion of time or with the written consent of the Lender) or become void or unenforceable;

         11.1.6   DEFAULT UNDER THE FACILITY AGREEMENT:  any Default (as defined
                  in  the   Facility   Agreement)   occurs  under  the  Facility
                  Agreement;

         11.1.7 CROSS-DEFAULT: any financial indebtedness of any Borrower or any Parent to any person of an amount in excess of US$500,000 (in the case of any Borrower) or US$2,500,000 (in the case of any Parent) (or, in each case, its foreign currency equivalent as determined by the Lender) is not paid when due or is declared to be or otherwise becomes due and payable prior to its specified maturity or any creditor of any Borrower or Parent becomes entitled to declare any such indebtedness due and payable prior to its specified maturity;

         11.1.8 INSOLVENCY: any Borrower, Parent or other member of the Group is unable to pay its debts as they fall due (or is deemed by law or by a court to be unable to pay its debts), stops, suspends or threatens to stop or suspend payment of all or any part of its indebtedness or commences negotiations with any one or more of its creditors with a view to the general readjustment or re-scheduling of all or any part of its indebtedness or makes a general assignment for the benefit of, or composition with, its creditors or a moratorium is agreed or declared in respect of, or affecting, all or any part of its indebtedness;

         11.1.9 ENFORCEMENT PROCEEDINGS: a distress, attachment, execution, diligence or other legal process is levied, enforced or sued out on or against all or any part of the assets of any Borrower, Parent or other member of the Group and is not discharged within five business days;

         11.1.10 WINDING-UP: any Borrower, Parent or other member of the Group takes any corporate action or other steps are taken or legal or other proceedings are started for its winding-up, dissolution or re-organisation other than for the purposes of a bona fide, solvent scheme of reconstruction or amalgamation previously approved in writing by the Lender the appointment of a liquidator, receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets;

         11.1.11 ENCUMBRANCE ENFORCEABLE: any encumbrance on or over the assets of any Borrower or Parent becomes enforceable and any step (including the taking of possession or the appointment of a receiver, manager or similar person) is taken to enforce that encumbrance;

         11.1.12 EXPROPRIATION: all or any material part of the shares or assets of any Borrower or Parent is seized, compulsorily acquired, nationalised or otherwise expropriated or custody or control assumed by any public authority or any court of competent jurisdiction at the instance of any public authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

         11.1.13 TERMINATION OF ANY GUARANTEE: any guarantee of any amounts due and payable under this Agreement or any other Finance Document shall be terminated, revoked or declared void or invalid;

         11.1.14 JUDGMENTS: one or more final judgments for the payment of money aggregating in excess of US$500,000 shall be rendered against any Borrower or Parent and such Borrower or Parent shall fail to discharge the same within thirty (30) days from the date of entry thereof or to appeal therefrom or to obtain a stay of execution pending an appeal therefrom;

         11.1.15 CESSATION OF BUSINESS: any Borrower or Parent ceases to carry on all or a substantial part of the business it carries on at the date hereof or enters into any unrelated business;

         11.1.16 ILLEGALITY: it is or will become unlawful for any Borrower or Parent to perform or comply with any of its obligations under this Agreement or any other Finance Document or Security Document, or any such obligation is not or ceases to be legal, valid and binding;

         11.1.17  REPUDIATION:  any  Borrower or Parent  repudiates,  or does or
                  causes  to  be  done  anything   evidencing  an  intention  to
                  repudiate this Agreement or any other Finance Document;

         11.1.18  MATERIAL  ADVERSE  CHANGE:  there occurs any material  adverse
                  change  in  any  Borrower's  or  Parent's  assets,   business,
                  operations or condition (financial or otherwise);

         11.1.19 AUDIT QUALIFICATION: the Auditors qualify their annual audit report to any Financial Statements delivered or to be delivered under the Facility Agreement and such qualification is in a manner which the Lender considers to be material and adverse to the relevant Borrower or the Group; and/or

         11.1.20 CHANGE OF CONTROL: any person or group of connected persons which does not have control at the date of this Agreement acquires control of any of the Borrowers.

11.2 If at any time and for any reason (and whether within or beyond the control of any party to any of the Finance Documents) any Event of Default has occurred, then, at any time thereafter and whilst such Event of Default is occurring, the Lender may enforce any or all of its rights under any of the Finance Documents or under applicable law.

12.      INDEMNITIES AND CURRENCY OF ACCOUNT

12.1 Each Borrower shall indemnify on demand the Lender against any funding or other cost, loss (including any foreign exchange contract loss incurred by any of them), expense or liability which it may sustain or incur, directly or indirectly, as a result of the occurrence of any Default or any default by any Borrower in the performance of its obligations under this Agreement.

12.2 Any amount received or recovered by the Lender in respect of any sum expressed to be due to it from any Borrower under this Agreement or any other Finance Document in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which such sum is so expressed to be due (whether as a result of, or of the enforcement of, any judgment or order of a court or tribunal of any jurisdiction, the winding-up of any Borrower or otherwise) shall only constitute a discharge to the relevant Borrower to the extent of the amount of the contractual currency that the recipient is able, in accordance with its usual practice, to purchase with the amount of the currency so received or recovered on the date of receipt or recovery (or, if later, the first date on which such purchase is practicable). If the amount of the contractual currency so purchased is less than the amount of the contractual currency so expressed to be due the Borrowers shall indemnify the recipient against any loss sustained by it as a result, including the cost of making any such purchase.

12.3 The Borrowers and each of them shall promptly indemnify the Lender against any cost, loss or liability incurred by the Lender as a result of:

         12.3.1 investigating any event which it reasonably believes is a Default; or

         12.3.2   acting or relying on any notice,  request or instruction which
                  it  believes  to  be   genuine,   correct  and   appropriately
                  authorised.

12.4 Each of the indemnities in this Clause 12 constitutes a separate and independent obligation from the other obligations in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any time or indulgence granted by the Lender and shall continue in full force and effect notwithstanding termination of this Agreement or any order, judgment, claim or proof for a liquidated amount in respect of any sum due under this Agreement or any other judgment or order.

13.      GENERAL

13.1     All  payments  by  the  Borrowers   hereunder  shall  be  made  (a)  in
         immediately available funds free and clear of any withholdings or deductions for any present or future taxes, imposts, levies, duties or other charges and (b) free and clear of and without any deduction for or on account of any set-off or counterclaim.

13.2 All payments by the Borrowers shall be made not later than 2:00 p.m. on the due date. US dollars is the currency of account and payment for all sums at any time due from the Borrowers under or in connection with any of the Finance Documents (including damages) provided that (i) each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and (ii) any amount expressed to be payable in a currency other than US dollars shall be paid in that other currency.

13.3 On each date on which this Agreement requires an amount to be paid by any Borrower, such Borrower shall make the same available to the Lender:-

         13.3.1 where such amount is denominated in US dollars, by payment in US dollars and in same day funds (or in such other funds as may for the time being be customary in Hong Kong for the settlement in Hong Kong of banking transactions in US dollars); or

         13.3.2 where such amount is denominated in a Foreign Currency, by payment in such Foreign Currency and in immediately available, freely transferable, cleared funds to such account with such bank in the principal financial centre of the country of such Foreign Currency as the Lender may specify for this purpose.

13.4 Each Borrower authorises the Lender without prior notice to any other Borrower to apply any credit balance (whether or not then due) to which that Borrower is at any time beneficially entitled on any account at any office of the Lender in or towards satisfaction of any sum then due from it to the Lender under this Agreement and unpaid and for this purpose to purchase with the monies standing to the credit of any such account such other currencies as may be necessary to effect such application (but so that nothing in this Clause 13.4 shall be effective to create a charge). The Lender shall not be obliged to exercise any of its rights under this clause which shall be without prejudice to and in addition to any right of set-off, combination of accounts, lien or other right to which it is at any time otherwise entitled (whether by operation of law, contract or otherwise).

13.5 The Borrowers shall, from time to time on demand of the Lender, reimburse the Lender for all reasonable costs and expenses (including, legal fees and a reasonable estimate of the allocable cost of in-house counsel and staff) incurred by it in connection with the negotiation, preparation, execution and registration of this Agreement and each of the other Finance Documents and the completion of the transactions contemplated therein and/or any amendment, variation or novation of, supplement to, or waiver or consent in respect of, this Agreement and any of the other Finance Documents.

13.6 The Borrowers shall, from time to time on demand of the Lender, reimburse the Lender for all costs and expenses (including legal fees) incurred in or in connection with the lawful termination of this Agreement and/or any of the other Finance Documents or the preservation and/or enforcement of any of the rights of any of the Lender under this Agreement and/or any of the other Finance Documents.

13.7 The Borrowers shall pay all stamp, registration and other taxes to which any of the Finance Documents is or at any time may be subject or any judgment given in connection with this Agreement or any other Finance Document and shall, from time to time on demand of the Lender, indemnify the Lender against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax or judgment.

13.8 This Agreement shall be binding upon and enure to the benefit of the Lender and the Borrowers. The Borrowers may not assign or transfer any of its rights and/or obligations under this Agreement. The Lender may novate, assign and/or transfer all or any of its rights and obligations under this Agreement or grant participation in all or any part of its rights under this Agreement. The Borrowers undertake to take all necessary action and executes all documents reasonably required by the Lender in connection with any such novation assignment or transfer.

13.9 No waiver of any of the Lender's rights or powers or any consent by the Lender shall be valid unless signed by the Lender in writing. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise preclude any other rights, power or privilege. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law or any other rights the Lender may have.

13.10 The Borrowers shall forthwith on demand reimburse the Lender all expenses (including but not limited to legal fees and out-of-pocket expenses) on a full indemnity basis incurred by the Lender in connection with the protection of rights under and enforcement of the Finance Documents.

13.11 The Borrowers agree that the Lender's books and records showing all amounts from time to time paid by and owing to it under this Agreement and the transactions pursuant to this Agreement shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof (in the absence of manifest error), irrespective of whether any such obligations are also evidenced by any other instrument.

13.12 A certificate in writing signed by the manager or other duly authorised officer of the Lender stating the amount at any particular time due and payable to the Lender by the Borrowers in respect of the Loan or any part thereof shall save for manifest error be conclusive and binding against the Borrowers.

13.13 If any provision of this Agreement shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

13.14 Any amendment or modification of the terms and conditions of this Agreement shall be agreed in writing between the Borrowers and the Lender.

13.15 This Agreement, and the documents referred to in it, constitutes the entire agreement, and supersedes any previous agreement, between the parties in relation to the subject matter of this Agreement.

13.16 The parties acknowledge and agree that in the event of a default by any party in the performance of their respective obligations under this Agreement, the non-defaulting party shall have the right to obtain specific performance of the defaulting party's obligations. Such remedy to be in addition to any other remedies provided under this Agreement or at law.

14.      NOTICES

14.1 Any demand, notice or other communication or document to be made or delivered under this Agreement shall be made or delivered by fax or otherwise in writing and shall be treated as having been served if served in accordance with Clause 14.2. Each demand, notice, communication or other document to be made on or delivered to any party to this Agreement may (unless that other person has by 15 days' written notice to the other party specified another address or fax number) be made or delivered to


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


         that other person at its registered office or the address or fax number (if any) set out under its name at the end of this Agreement.

14.2 Service of any demand, notice or other communication or document to be made or delivered under this Agreement may be made:

         14.2.1 by leaving it at the address for service referred to in Clause 14.1;

         14.2.2 by sending it through the post to the address for service referred to in Clause 14.1; or

         14.2.3 by fax to the fax number of the recipient and so that any fax shall be deemed to be in writing and, if it bears the signature of the server or its authorised representative or agent, to have been signed by or on behalf of the server.

14.3 Any notice, demand or other communication or document shall be served or treated as served at the following times:

         14.3.1 in the case of service personally or in accordance with Clause 14.2.1, at the time of such service;

         14.3.2 in the case of service by post, at 9.00 am on the second working day next following the day on which it was posted or, in the case of service to or from an address outside Hong Kong, at 9.00 am on the fifth day following the day on which it was posted; and

         14.3.3 in the case of service by fax, if sent before 9.00 am on a working day, at 11.00 am on the same day, if sent between 9.00 am and 5.30 pm on a working day, two hours after the time of such sending or, if sent after 5.30 pm on a working day or on a day other than a working day, at 9.00 am on the next following working day.

         For the purposes of this Clause 14 the term "WORKING DAY" shall mean a day (other than a Saturday, Sunday or public holiday) upon which the recipient of any demand, notice, communication or other document is normally open for business in the country of its address for service referred to in Clause 14.1 and references to any time of day shall be construed as references to the time of day on such working day in that country.

14.4 In proving service of any demand, notice, communication or other document served:

         14.4.1   by post,  it shall be  sufficient  to prove that such  demand,
                  notice,   communication   or  other   document  was  correctly
                  addressed, full postage paid and posted; and

         14.4.2 by fax, it shall be sufficient to prove that the fax was followed by such machine record as indicates that the entire fax was sent to the relevant number.


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


15.      GOVERNING LAW

15.1 This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of Hong Kong.

15.2 Each of the Borrowers irrevocably agrees for the benefit of the Lender that the courts of Hong Kong shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

15.3 Each of the Borrowers irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 15.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

15.4     The submission to the  jurisdiction of the courts referred to in Clause
         15.2 shall not (and shall not be construed so as to) limit the right of the Lender to take proceedings against the Borrowers or any of them in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

15.5 Each of the Borrowers hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this
         Agreement to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SIGNED for and on behalf of         )        /s/ JOHN P. HOLLOWAY
UPS CAPITAL GLOBAL                  )        -----------------------------------
TRADE FINANCE CORPORATION           )        John P. Holloway
by:                                 )

Address:     35 Glenlake Parkway, NE, Atlanta, GA 30328, U.S.A.
Fax:         1 404-828-3775
Attention:   John P. Holloway



SIGNED for and on behalf of         )        /s/ HENRY CHU
TARRANT COMPANY LIMITED             )        -----------------------------------
by:                                 )        Henry Chu, Director

                                             /s/ CHARLES LAI
                                             -----------------------------------
                                             Charles Lai, Director/Secretary
Address:     13th Floor, Lladro Centre
             72-80 Hoi Yuen Road
             Kwun Tong, Kowloon
             Hong Kong
Fax:         852-2343 2801
Attention:   Mr Henry Chu



SIGNED for and on behalf of         )        /s/ HENRY CHU
MARBLE LIMITED                      )        -----------------------------------
by:                                 )        Henry Chu, Director

                                             /s/ GRACE TAM
                                             -----------------------------------
                                             Grace Tam, Director/Secretary
Address:     13th Floor, Lladro Centre
             72-80 Hoi Yuen Road
             Kwun Tong, Kowloon
             Hong Kong
Fax:         852-2343 2801
Attention:   Mr Henry Chu



SIGNED for and on behalf of         )        /s/ HENRY CHU
TRADE LINK HOLDINGS LIMITED         )        -----------------------------------
by:                                 )        Henry Chu, Director

                                             /s/ GRACE TAM
                                             -----------------------------------
                                             Grace Tam, Director/Secretary
Address:     13th Floor, Lladro Centre
             72-80 Hoi Yuen Road
             Kwun Tong, Kowloon
             Hong Kong
Fax:         852-2343 2801
Attention:   Mr Henry Chu


                                       30